Exhibit 23
to
Form 10-KSB for 1996




Consent Of Independent Accounts

We consent to the incorporation by reference in the registration statements of LCA-Vision Inc. on Form S-8 (File No. 333-07621) of our report dated February 21, 1997 on our audits of the consolidated financial statements of LCA-Vision Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December
31, 1996, which report is included in this Annual Report on Form 10-KSB.


/s/Coopers & Lybrand L.L.P.



Coopers & Lybrand L.L.P.

Cincinnati, Ohio
March 27, 1997